Exhibit 99.(m)(1)

NOTICE OF RULE 12b-1 FEE WAIVER

Class A Shares

THIS NOTICE OF RULE 12b-1 FEE WAIVER is signed as of August 1, 2005, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the Principal Underwriter of Strategic Partners Style Specific Funds, a multi-series open-end management investment company (the Trust and each separate series of which is referred to as a Fund).

WHEREAS, PIMS has been waiving a portion of its distribution and shareholder services fees payable on Class A shares of each Fund (Rule 12b-1 fees); and

WHEREAS, PIMS desires to provide a contractual waiver of a portion of Rule 12b-1 fees for the fiscal year ending July 31, 2006; and

WHEREAS, PIMS understands and intends that the Trust will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing each Fund’s respective expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Trust to do so; and

WHEREAS, shareholders of the Funds will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution or service (12b-1) fees incurred by Class A shares of each Fund to .25 of 1% of the respective average daily net assets attributable to Class A shares of each Fund.  This contractual waiver shall be effective from the date hereof through July 31, 2006.

IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT

MANAGEMENT SERVICES LLC

By	/s/ Robert F. Gunia
Name:	Robert F. Gunia
Title:	President

NOTICE OF RULE 12b-1 FEE WAIVER

Class B and C Shares

THIS NOTICE OF RULE 12b-1 FEE WAIVER is signed as of August 1, 2005, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the Principal Underwriter of Strategic Partners Style Specific Funds- Total Return Bond Fund (referred to as the Fund).

WHEREAS, PIMS has been waiving a portion of its distribution and shareholder services fees payable on Class B and C shares of each Fund (Rule 12b-1 fees); and

WHEREAS, PIMS desires to provide a contractual waiver of a portion of Rule 12b-1 fees for the fiscal year ending July 31, 2006; and

WHEREAS, PIMS understands and intends that the Trust will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing each Fund’s respective expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Trust to do so; and

WHEREAS, shareholders of the Funds will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution or service (12b-1) fees incurred by Class B and C shares of each Fund to .75 of 1% of the respective average daily net assets attributable to Class B and C shares of each Fund.  This contractual waiver shall be effective from the date hereof through July 31, 2006.

IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT

MANAGEMENT SERVICES LLC

By:	/s/ Robert F. Gunia
Name:	Robert F. Gunia
Title:	President